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                         CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption " Experts" in amendment No. 2 in the Registration Statement (Form F-3 file no. 333-99601) and related prospectus of Healthcare Technologies Ltd. for the registration of 4,117,612 shares of its Ordinary shares and to the incorporation by reference therein of our report dated March 26, 2003, with respect to the consolidated financial statements of Healthcare Technologies Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Tel Aviv Israel                                      KOST, FORER & GABBAY
June 18, 2003                                   A Member of Ernst &Young Global